Promissory Note

$20,014,294.00

                                                                                                                    September 1, 2007

    FOR VALUE RECEIVED, SAC Holding Corporation, a Nevada corporation ("Borrower"), hereby promises to pay to the order of U-Haul International, Inc., a Nevada corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 2727 North Central Avenue, Phoenix, Arizona    85004, the principal sum of twenty million fourteen thousand two hundred ninety four and no/l00ths Dollars ($20,014,294.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

    Section 1    Payment Schedule and Maturity Date.

     Commencing as of September 1, 2007 ("Interest Commencement Date"), through March 15, 2019 (the "Maturity Date"), Borrower shall make monthly payments to Lender of interest only hereunder. Interest shall accrue hereunder, commencing only as of the Interest Commencement Date, at the Stated Rate (as hereinafter refined). There shall be no principal payment obligations hereunder, except at the Maturity Date. There shall be no interest payments due, and no interest shall accrue hereunder, until the Interest Commencement Date. All payments hereunder of interest shall be in arrears and shall be made on the first day of each month, and continuing on the 1st day of each succeeding month through and including the Maturity Date.  The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest, and all other amounts payable hereunder, shall be due and payable in full on the Maturity Date.

    Section 2    Interest Rate; Deferral of Portion of Interest.  (a)    The unpaid principal balance of thisNote from day to day outstanding, which is not past due, shall bear interest at a fixed rate of nine percent (9%)    (the "Stated Rate").  Interest shall be computed for the actual number of days which have elapsed, on the basisof a 365-day year.

    (b) If any amount payable by Borrower hereunder is not paid when due (without regard to anyapplicable grace periods), such amount shall thereafter bear interest at a fixed rate of the then-applicable Stated Rate plus two percent (the "Past Due Rate") per annum, to the fullest extent permitted by applicable law.

    Section 3    Prepayment. Borrower shall have the right to prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty of any nature or kind whatsoever.

    Section 4    Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under this Note in such manner and order as Lender may elect.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on anyindebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanyingsuch partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event ofDefault, (b) waive, impair or extinguish any right or remedy available to Lender hereunder, or ( c) waive therequirement of punctual payment and performance or constitute a novation in any respect. Whenever any payment under this Note falls due on a day which is not a business day, such payment may be made on the nextsucceeding business day.

    Section 5    Events of Default. The occurrence of anyone or more of the following shall constitute an"Event of Default" under this Note:

        (a) Borrower fails to pay when and as due and payable any amounts payable by Borrower toLender under the terms of this Note and such failure continues for one-hundred and eighty (180) calendar days after Borrower's receipt of written notice from Lender of its failure to pay such amounts and Lender determines in its sole discretion that there is no reasonable likelihood that Borrower will cure such failure within a reasonable period of time thereafter.

        (b) Any other covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, and such failure to perform, observe or keep continues for thirty (30) days after Borrower's receipt of written notice from Lender of its failure to so perform.

        (c) The Borrower files a bankruptcy petition, a bankruptcy petition is filed against any of theforegoing parties, or the Borrower makes a general assignment for the benefit of creditors.

    (d) A receiver or similar official is appointed for a substantial portion of the Borrower's business, or the business is terminated, or, the Borrower is liquidated or dissolved.

    Section 6    Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise anyone or more of the following rights, powers and remedies:

    (a) Lender may accelerate the maturity date and declare the unpaid principal balance and accruedbut unpaid interest on this Note, and all other amounts payable hereunder, at once due and payable, andupon such declaration the same shall at once be due and payable.

    (b) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

    (c) Lender may exercise any of its other rights, powers and remedies at law or in equity.

    Section 7    Remedies Cumulative. All of the rights and remedies of Lender under this Note arecumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any oneor more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or allsuch other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.

No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

    Section 8     Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note, including court costs and reasonable out-of-pocket attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy,insolvency or appeal.

    Section 9    Heirs. Successors and Assigns. The terms of this Note shall bind and inure to the benefit of the representatives, successors and assigns of the parties.

    Section 10    General Provisions. Time is of the essence with respect to Borrower's obligations under this Note. Borrower hereby (a) waives demand, presentment for payment, notice of dishonor and of nonpayment,protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except anynotices which are specifically required by this Note) or filing of suit and diligence in collecting this Note, consentto any extensions or postponements of time of payment of this Note for any period or periods of time and to anypartial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereofto any of them; (b) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state orfederal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note; and ( c) waive the benefit of all homestead and similar exemptions as to this Note. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the state in which payment of this Note is to be made (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term "Business Day" shall mean a day on which U.S. banks are open for the conduct of substantially all of their banking business in the city in which this Note is payable (excluding Saturdays and Sundays). The words "include" and "including" shall be interpreted as if followed by the words "without limitation."

    Section 11    Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in writing to the intended recipient at the address specifiedbelow or, as to any party hereto, at such other address as shall be designated by such party in a notice to eachother party hereto. Except as otherwise provided in this Notice, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt. Notice addresses for Lender and Borrower are as follows:

    If to Lender:

    U-Haul International, Inc.
    2727 N. Central Avenue
    Phoenix, AZ 85004
    Attn: Jason Berg

    If to Borrower:

    SAC Holding Corporation/SAC Financial Corporation
    c/o Five SAC Self-Storage Corporation
    715 South Country Club Drive
    Mesa, AZ 85210
    Attn: Bruce Brockhagen

    Section 12    No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal lawshould at any time be judicially interpreted so as to render usurious any amount called for under this Note orcontracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of theoption to accelerate the maturity date, or if any prepayment by Borrower results in Borrower having paid anyinterest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amountstheretofore collected by Lender shall be credited on the principal balance of this Note and the provisions of thisNote shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

    IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

Borrower:

SAC Holding Corporation

By:	_____________________________ Name: Bruce G.Brockhagen
Title:   Secretary